Exhibit 10.3

SECOND AMENDMENT TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated March 19, 2021 (this “Amendment”), is entered into among PARLEX 3A FINCO, LLC, PARLEX 3A UK FINCO, LLC, and PARLEX 3A EUR FINCO, LLC, each a limited liability company organized under the laws of the State of Delaware (collectively, “Existing Seller”), PARLEX 3A SEK FINCO, LLC a limited liability company organized under the laws of the State of Delaware (“Additional Seller” and, together with Existing Seller, “Seller”), and BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (including any successor thereto, “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Fee Letter (as defined below), and if not defined therein, in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Purchaser and Existing Seller are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of June 19, 2019, as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement, dated as of August 25, 2020 (collectively, the “Existing Repurchase Agreement” and, as amended by this Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”); and

WHEREAS, the parties hereto desire to make certain amendments and modifications to the Existing Repurchase Agreement and to admit Additional Seller to the Existing Repurchase Agreement and the other Transaction Documents.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

JOINDER OF ADDITIONAL SELLER

(a)     Effective as of the date hereof, Additional Seller is, and shall be deemed to be, a “Seller” under the Repurchase Agreement and each of the other Transaction Documents to which a Seller is a party (including, without limitation, the Fee Letter) with all of the rights of a “Seller” thereunder, and from the date hereof and so long as the Repurchase Obligations (other than obligations under the Transaction Documents (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Repurchase Agreement or such other Transaction Document, as the case may be) remain outstanding, Additional Seller hereby assumes the obligations of a “Seller” under, and Additional Seller shall perform, comply with and be subject to and bound by each of the terms, covenants and conditions of the Repurchase Agreement and each of the other Transaction Documents which are stated to apply to or are made by a Seller (including, without limitation, the Fee Letter) until the termination of the Repurchase Agreement and each of the other Transaction Documents, and thereafter such terms, covenants and conditions that by their express terms survive termination of the Repurchase

Agreement and each of the other Transaction Documents. Sellers and Purchaser hereby agree that all references to Seller in the Repurchase Agreement and each of the other Transaction Documents shall include Additional Seller. Without limiting the generality of the foregoing, Additional Seller hereby represents and warrants that (i) each of the representations and warranties of a Seller set forth in the Repurchase Agreement are true and correct as to Additional Seller on and as of the date hereof and (ii) Additional Seller has received true and correct copies of the Repurchase Agreement and each of the other Transaction Documents as in effect on the date hereof.

ARTICLE 2

OTHER AMENDMENTS TO THE REPURCHASE AGREEMENT

(b)    Article 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Account Control Agreement”, “Applicable Currency”, “Applicable Index”, “Availability Period”, “Eligible Property Types”, “Foreign Purchased Asset Collection Account”, “Maximum Purchase Price”, “Pricing Rate”, “Pricing Rate Determination Date”, “Pricing Rate Differential” and “Servicing Agreement” in their entirety and replacing them with the following in their appropriate alphabetical order:

“Account Control Agreement” shall mean individually or collectively, as the context may require, (i) that certain Account Control Agreement, dated June 19, 2019, among Purchaser, US Seller, Servicer and Account Bank relating to the US Collection Account, (ii) that certain Account Control Agreement, dated June 19, 2019, among Purchaser, UK Seller, Servicer and Account Bank relating to the UK Collection Account, (iii) that certain Account Control Agreement, dated June 19, 2019, among Purchaser, EUR Seller, Servicer and Account Bank relating to the EUR Collection Account, (iv) that certain Account Control Agreement, dated on or about March 19, 2021, among Purchaser, SEK Seller, Servicer and Account Bank relating to the SEK Collection Account and (v) any account control or similar agreement entered into with respect to any other Foreign Purchased Asset Collection Account, in each case, as such agreements may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Applicable Currency” shall mean U.S. Dollars, Pounds Sterling, Euros, Swedish Krona or such other currency permitted by Purchaser, in its sole and absolute discretion, as applicable.

“Applicable Index” shall mean, (a) with respect to a LIBOR Transaction, LIBOR, (b) with respect to a EURIBOR Transaction, EURIBOR, (c) with respect to a STIBOR Transaction, STIBOR and (d) with respect to an Alternative Rate Transaction, the Alternative Rate. The initial Applicable Index as of the Purchase Date for any Purchased Asset shall be specified in the related Confirmation.

“Availability Period” shall mean the period (i) beginning on the Closing Date and (ii) ending June 17, 2022, as such date may be extended pursuant to Article 3(f).

“Eligible Property Types” shall mean multi-family, office, retail, hospitality, industrial, self-storage, logistics warehouses and manufactured housing properties, or properties made up of any combination of the foregoing, in each case that: (i) have a minimum value of $25 million (or, with respect to any Foreign Purchased Asset, the then-current equivalent of such amount based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) as determined by Purchaser in its sole and absolute discretion on a case-by-case basis; (ii) are not undergoing, and not be scheduled to undergo, any ground-up construction; and (iii) are free of material structural and/or environmental defects.

“Foreign Purchased Asset Collection Account” shall mean individually or collectively, as the context may require, (i) the UK Collection Account (ii) the EUR Collection Account, (iii) the SEK Collection Account and (iv) any other deposit account entered into with respect to any Foreign Purchased Asset in accordance with Article 3(b)(iv)(D).

“Maximum Purchase Price” shall mean, with respect to any Purchased Asset on any date, an amount expressed in the Applicable Currency of such Purchased Asset equal to the product obtained by multiplying the applicable Purchase Price Percentage set forth in the related Confirmation (as the same may be updated in accordance with Article 3(h)), by the lesser of (x) the unpaid principal balance of such Purchased Asset and (y) the Market Value of such Purchased Asset.

“Pricing Rate” shall mean, for any Pricing Rate Period and any Transaction, an annual rate equal to the sum of (a)(i) with respect to a LIBOR Transaction, LIBOR in relation to U.S. Dollars calculated in accordance with paragraph (a) of that definition, in relation to GBP calculated in accordance with paragraph (b) of that definition, or in relation to SEK calculated in accordance with STIBOR, or in relation to Euros, determined in accordance with EURIBOR for such Pricing Rate Period, (ii) with respect to an Alternative Rate Transaction, the Alternative Rate for such Pricing Rate Period and (iii) with respect to a Prime Rate Transaction, the Prime Rate for such Pricing Rate Period plus (b) the relevant Spread for such Transaction plus (c) the relevant Spread Adjustment for such Transaction, in each case, subject to adjustment and/or conversion as provided in Articles 6(a)(i) and 6(b); provided, however that in no event shall the Pricing Rate be less than the relevant Spread.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to (i) any Transaction, other than a LIBOR

Transaction, EURIBOR Transaction or STIBOR Transaction, the second (2nd) Business Day, and (ii) any LIBOR Transaction, EURIBOR Transaction of STIBOR Transaction, the second (2nd) London Business Day, in each case, preceding the first day of such Pricing Rate Period.

“Purchase Price Differential” shall mean, with respect to any Purchased Asset as of any date of determination, the amount equal to the product of (a) the applicable Pricing Rate for such Purchased Asset and (b) the daily outstanding Purchase Price of such Purchased Asset, calculated on the basis of a either (i) a 360-day year with respect to U.S. Purchased Assets or in relation to any Foreign Purchased Asset which is subject to a EURIBOR Transaction or a STIBOR Transaction or (ii) a 365 day year with respect to any Foreign Purchased Asset which is subject to a LIBOR Transaction and the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on the date of determination (reduced by any amount of such Purchase Price Differential previously paid by the related Seller to Purchaser with respect to such Purchased Asset). Purchase Price Differential shall be payable in the Applicable Currency of the Purchase Price of the applicable Purchased Asset.

“Remittance Date” shall mean (i) for any U.S. Purchased Asset, the seventeenth (17th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, (ii) for any Foreign Purchased Asset, January 25, April 25, July 25 and October 25, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day or (iii) such other day as is mutually agreed to by the related Seller and Purchaser with respect to the applicable Purchased Asset as set forth in the related Confirmation.

“Servicing Agreement” shall mean (i) that certain Amended and Restated Servicing Agreement, dated June 19, 2019, by and among Servicer, US Seller and Purchaser, (ii) that certain Servicing Agreement, dated June 19, 2019, by and among Servicer, UK Seller and Purchaser, (iii) that certain Servicing Agreement, dated June 19, 2019, by and among Servicer, EUR Seller and Purchaser, (iv) that certain Servicing Agreement, dated on or about March 19, 2021, by and among Servicer, SEK Seller and Purchaser and (v) any other servicing agreement, in form and substance acceptable to Purchaser in its sole and absolute discretion, entered into by any Seller, any Servicer and Purchaser, in each case, as the same may be amended, modified and/or restated from time to time, and/or any replacement servicing agreement reasonably acceptable to Purchaser.

(c)    Section (iii) of the definition of “Eligibility Criteria” set forth in Article 2 of the Existing Repurchase Agreement is hereby amended and restated as follows:

(iii) accrues interest at a floating rate based on, (A) with respect to a U.S. Purchased Asset, LIBOR determined in accordance with paragraph (a) of the definition thereof, (B) with respect to a Foreign Purchased Asset (GBP), LIBOR determined in accordance with paragraph (b) of the definition thereof, (C) with respect to a Foreign Purchased Asset (EUR), EURIBOR determined in accordance with the definition thereof or, (D) with respect to a Foreign Purchased Asset (SEK), STIBOR determined in accordance with the definition thereof (or, in each case, if applicable, an alternative floating rate index),

(d)    The second paragraph of the definition of “Purchase Price” set forth in Article 2 of the Existing Repurchase Agreement is hereby amended and restated as follows:

For purposes of calculating the aggregate outstanding Purchase Price for all Purchased Assets in relation to the determination of whether the Maximum Facility Purchase Price has been exceeded as of any date of determination, the outstanding Purchase Price of each Foreign Purchased Asset in the Applicable Currency as of such date of determination shall be converted to U.S. Dollars at the respective Purchase Date Spot Rate.

(e)    Article 2 of the Existing Repurchase Agreement is hereby further amended by adding the following definitions in their appropriate alphabetical order:

“Conforming Changes” shall mean any technical, administrative or operational changes which Purchaser determines are (i) necessary or desirable to implement the transition to an Alternative Rate and (ii) consistent with changes intended to be applied to similarly situated counterparties covered by the same group within Purchaser.

“Foreign Purchased Asset (SEK)” shall mean a Foreign Purchased Asset denominated in Swedish Krona.

“Manager Affiliate Information” shall have the meaning specified in Article 12(n).

“SEK Collection Account” shall mean a segregated interest bearing deposit account denominated in Swedish Krona.

“SEK Seller” shall mean PARLEX 3A SEK Finco, LLC.

“STIBOR” shall mean, with respect to each Pricing Rate Period related to any Foreign Purchased Asset (SEK), the rate determined by Purchaser to be the Stockholm interbank offered rate administered and calculated by Swedish Financial Benchmark Facility (SFBF) (or any other person which takes over the administration and calculation of that rate) for SEK for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page STIBOR= of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) for three (3) month deposits in Swedish Krona

Purchaser’s determination of STIBOR shall be binding and conclusive on each Seller absent manifest error. Notwithstanding the foregoing, in no event shall STIBOR be less than zero.

“STIBOR Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate is determined for such Pricing Rate Period with reference to STIBOR, as specified in the related Confirmation (unless such Transaction is converted to an Alternate Rate Transaction in accordance with this Agreement).

“Swedish Krona” and “kr” shall mean the lawful currency for the time being of Sweden.

(f)    Article 5(b)(iv) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(iv) In connection with any such payments to be made in Swedish Krona:

Agent Bank:	SEB Sweden
Account Name:	[redacted]
BIC:	[redacted]
Account Number:	[redacted]
IBAN:	[redacted]

(v) In connection with any such payments to be made in a currency other than U.S. Dollars, Euros, Pounds Sterling or Swedish Krona, in accordance with such wiring instructions provided by Purchaser to Seller in writing.

(g)    Article 5(c) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(c)    Concurrently with the execution and delivery of this Agreement, Sellers shall establish, or in the case of the US Collection Account US Seller has established as of April 4, 2018 or in the case of the SEK Collection Account SEK Seller has established on or about March 19, 2021, (i) a segregated interest bearing deposit account denominated in U.S. Dollars (the “US Collection Account”) in the name of (or on behalf of) US Seller for the benefit of Purchaser at Account Bank, (ii) a segregated interest bearing deposit account denominated in Pounds Sterling (the “UK Collection Account”) in the name of (or on behalf of) UK Seller for the benefit of Purchaser at Account Bank, (iii) a segregated interest bearing deposit account denominated in Euros (the “EUR Collection Account”) in the name of (or on behalf of) EUR Seller for the benefit of Purchaser at Account Bank and (iv) a segregated interest bearing deposit account denominated in Swedish Krona (the “SEK Collection Account” and,

together with the US Collection Account, the UK Collection Account, the EUR Collection Account, and any other Foreign Purchased Asset Collection Account, the “Collection Accounts”) in the name of (or on behalf of) SEK Seller for the benefit of Purchaser at Account Bank. Each Collection Account shall be subject to the Account Control Agreement in favor of Purchaser.

(h)    Article 6(b) of the Existing Repurchase Agreement is hereby amended by adding the following as a new sentence at the end thereof:

Notwithstanding anything to the contrary herein or in any other Transaction Documents, Purchaser shall be permitted to make Conforming Changes to the Transaction Documents from time to time in connection with a transition to any Applicable Index, and such Conforming Changes shall become effective without any further action or consent, but with written notice to Seller.

(i)    Article 6 of the Existing Repurchase Agreement is hereby amended by adding the following as a new clause at the end thereof:

(c) Interest Rate; LIBOR Notification. The Pricing Rate with respect to a Transaction denominated in U.S. Dollars or any other Applicable Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable Laws, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings and all GBP LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that the dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this Agreement should consult its own advisors to stay informed of any such developments. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Article 6(b), such Article 6(b) provides a mechanism for determining the Alternate Rate. Purchaser will notify Sellers, pursuant to Article 6(b), in advance of any change to the reference rate upon which the Pricing Rate with respect to LIBOR Transactions is based. Prior to the relevant benchmark discontinuation date, Article 6(b) provides a mechanism for determining an alternative index for the affected Transactions. Purchaser will promptly notify Sellers, pursuant to Article 6(b), of any change to the reference rate upon which the Pricing Rate with respect to LIBOR Transactions is based.

(j)    Article 12 of the Existing Repurchase Agreement is hereby amended by adding the following as a new clause at the end thereof:

(n)    Manager Affiliate Information. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Seller Party be deemed to (x) have made any representation or warranty pursuant to this Agreement or any other Transaction Document with respect to, (y) have any obligation under this Agreement or any other Transaction Document to deliver to or notify Purchaser of, or (z) possess Knowledge of, any Manager Affiliate Information (or event dependent on Manager Affiliate Information), in each case unless and until such time as such Manager Affiliate Information (or applicable event) is provided to the lenders under the related Purchased Asset Documents in accordance with the terms thereof. As used herein, “Manager Affiliate Information” means information that (i) relates to any Purchased Asset with respect to which the related Mortgagor or any of its beneficial owners is an Affiliate of BXMT Advisors, L.L.C., a Delaware limited liability company (or any successor investment manager of Guarantor that is Controlled by The Blackstone Group Inc.), and (ii) such Seller Party obtains as a result of its affiliation with such Mortgagor or beneficial owner prior to the provision thereof to the lenders under the related Purchased Asset Documents in accordance with the terms thereof.

ARTICLE 3

REPRESENTATIONS

Seller represents and warrants to Purchaser, as of the date of this Amendment, as follows:

(a)    all representations and warranties made by it in the Transaction Documents to which it is a party are true, correct, complete and accurate in all respects as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), other than with respect to any MTM Representations and except as disclosed in any Requested Exceptions Report approved by Purchaser in accordance with the Repurchase Agreement;

(b)    it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(c)    the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(d)    the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected; and

(e)    this Amendment has been duly executed and delivered by it.

ARTICLE 4

[RESERVED]

ARTICLE 5

EXPENSES

Seller shall pay on demand all of Purchaser’s out-of-pocket costs and expenses, including reasonable fees and expenses of attorneys, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

ARTICLE 6

GOVERNING LAW

THIS AMENDMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 7

MISCELLANEOUS

(a)    Except as expressly amended or modified hereby, the Repurchase Agreement and the other Transaction Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Amendment.

(b)    This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.

(c)    The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d)    This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.

(e)    This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f)    This Amendment and the Repurchase Agreement, as amended and modified hereby, is a single Transaction Document and shall be construed in accordance with the terms and provisions of the Repurchase Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, as of the date first above written.

PURCHASER:

BARCLAYS BANK PLC

By:	/s/ Francis X. Gilhool
	Name:	Francis X. Gilhool
	Title:	Authorized Signatory

[SIGNATURE CONTINUES ON FOLLOWING PAGES]

Barclays–BXMT – Second Amendment to Amended and Restated Master Repurchase Agreement

SELLER:

PARLEX 3A FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas N. Armer
	Name:	Douglas N. Armer
	Title:	Executive Vice President, Capital Markets and Treasurer

PARLEX 3A UK FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas N. Armer
	Name:	Douglas N. Armer
	Title:	Executive Vice President, Capital Markets and Treasurer

PARLEX 3A EUR FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas N. Armer
	Name:	Douglas N. Armer
	Title:	Executive Vice President, Capital Markets and Treasurer

PARLEX 3A SEK FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas N. Armer
	Name:	Douglas N. Armer
	Title:	Executive Vice President, Capital Markets and Treasurer

Barclays–BXMT – Second Amendment to Amended and Restated Master Repurchase Agreement